SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2005

SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Utah	333-29903	30-0123229

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

503 Washington Avenue
Suite 2D
Newtown, Pennsylvania 18940

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: 781-246-7512

CALI HOLDINGS INC.
7658 Municipal Drive
Orlando, Florida 32819
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSTION OF ASSETS.

Effective October 17, 2005, the Company acquired all of the shares of Sovereign Exploration Associates International, Inc. ("SEAI") pursuant to the Exchange Agreement dated October 17, 2005 between the Company and SEAI ("Exchange Agreement"). SEAI, a privately held company, is a marine exploration company headquartered in Pennsylvania. Pursuant to the Exchange Agreement, the Company disposed of all of its existing portfolio companies other than Gulf Coast Records LLC. These existing portfolio companies were disposed of as follows: all ownership interests in Sports Nation, Inc., Buehler Earth & Waterworks, LLC, Brokerage account of CALI at NevWest, TS&B Financial Services, Inc., Wellstone Acquisition Corporation, TS&B Gaming & Entertainment Corp., and TSB Ventures, Inc. were assigned to KMA Capital Partners, Ltd. In exchange therefor, KMA Capital Partners, Ltd. caused the Company to be released from certain liabilities and obligations. These obligations included $499,900 principal amount of convertible debentures. In addition, the Company assigned nine (9) LP units of KMA Capital Partners, Ltd. To KAIROS Holdings, Inc. In exchange therefore, KAIROS Holdings, Inc. caused the Company to be released from certain liabilities and obligations. The Company intends to divest its interests in Gulf Coast Records, LLC and is in the process of preparing a Form SB-2 registration statement. SEAI is replacing assets divested by CALI equal to or greater than those divested. SEAI has received a full release from Gulf Coast Records, LLC. As part of the transaction, SEAI was issued shares equal to ninety percent of all of the issued and outstanding shares of the Company. The amount of the consideration received by the Company in connection with the disposition of the above described portfolio companies was determined in arm's-length negotiations between the parties thereto.

SEAI also agreed to pay $600,000 and other consideration to Charles Giannetto, James E. Jenkins, and KMA Capital Partners Ltd. in order to terminate their executive management contracts or consulting contracts with the Company, as the case may be.

Item 5.01	CHANGES IN CONTROL OF REGISTRANT.

(a) Pursuant to the Exchange Agreement, SEAI was issued shares of the Company equal to 90% of all of the issued and outstanding shares of the Company.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On October 17, 2005, the following Directors resigned: James E. Jenkins, Charles Giannetto, James Bickel, and Robert McCoy. On October 17, 2005, James E. Jenkins resigned as President of the Company, and Charles Giannetto resigned as Chief Legal Officer of the Company.

(c) Effective October 17, 2005, Robert D. Baca was appointed Chief Executive Officer and President of the Company, and Curtis R. Sprouse was appointed Chief Operating Officer of the Company.

(d) Effective October 17, 2005, each of Robert D. Baca, Curtis R. Sprouse, and Kevin J. Conner were appointed Directors of the Company.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

(a)	Effective October 21, 2005, the Company changed its name from CALI Holdings Inc. to Sovereign Exploration Associates International Inc.

(b)	Effective October 11, 2005, the Company increased the authorized common shares of the Company to 250 Billion shares.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of the Business Acquired

The Company has not included the financial information required by Item 9(a) in this Form 8-K. As permitted, such financial information shall be filed by amendment to this Form 8-K no later than 71 calendar days after the date the initial report on Form 8-K was required to have been filed.

(b)	Pro Forma Financial Information

The Company has not included the financial information required by Item 9(b) in this Form 8-K. As permitted, such financial information shall be filed by amendment to this Form 8-K no later than 71 calendar days after the date the initial report on Form 8-K was required to have been filed.

(d)	Exhibits

2.01	Exchange Agreement dated October 17, 2005 by and between Cali Holdings Inc. and Sovereign Exploration Associates International Inc.

2.02	Termination & Release Agreement dated October 17, 2005 by and between Sovereign Exploration Associates International Inc., Charles Giannetto, James E. Jenkins, and KMA Capital Partners Ltd.

3.01	Articles of Amendment to Articles of Incorporation of the Company filed October 21, 2005

3.02	Articles of Amendment to Articles of Incorporation of the Company filed October 11, 2005

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN EXPLORATION ASSOCIATES
INTERNATIONAL INC.

By:	/s/ Robert D. Baca
Robert D. Baca
Chief Executive Officer

Dated: October 25, 2005